ELEVENTH AMENDMENT TO CREDIT AGREEMENT

This ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 31, 2009, is entered into by and among THE GYMBOREE CORPORATION, a Delaware corporation (the “Company”), each other Borrower named in the signature pages hereof (together with the Company, each a “Borrower” and, collectively, the “Borrowers”), and BANK OF AMERICA, N.A. (the “Lender”).

RECITALS

A. The Borrowers and the Lender are parties to a Credit Agreement, dated as of August 11, 2003 as amended by (i) that certain Waiver and First Amendment to Credit Agreement dated as of December 6, 2004, (ii) that certain Second Amendment to Credit Agreement dated as of July 25, 2005, (iii) that certain Third Amendment to Credit Agreement dated as of March 30, 2006, (iv) that certain Fourth Amendment to Credit Agreement dated as of July 5, 2006, (v) that certain Fifth Amendment to Credit Agreement dated as of February 7, 2007, (vi) that certain Sixth Amendment to Credit Agreement dated as of April 24, 2007, (vii) that certain Seventh Amendment to Credit Agreement dated as of June 12, 2007, (viii) that certain Eighth Amendment to Credit Agreement dated as of July 31, 2007, (ix) that certain Ninth Amendment to Credit Agreement dated as of November 21, 2007, and (x) that certain Tenth Amendment to Credit Agreement dated as of August 8, 2008 (collectively, and as the same may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lender has extended certain credit facilities to the Borrowers.

B. The Borrowers have requested that the Lender agree to certain amendments to the Credit Agreement, and the Lender has agreed to such request, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement (as amended hereby).  As used herein, “Amendment Documents” means this Amendment, the Credit Agreement (as amended by this Amendment), and each certificate and other document executed and delivered by the Borrowers pursuant to Section 5 hereof.

2. Interpretation.  The rules of interpretation set forth in Sections 1.02, 1.03, 1.04, 1.05, and 1.06 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3. Amendments to Credit Agreement.  Subject to the terms and conditions hereof, and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition “Applicable Rate” to read in full as follows:

“Applicable Rate” means (a) prior to the Tenth Amendment Date, the following percentages per annum, based upon the Consolidated Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 6.02(a) in conjunction with financial statements provided pursuant to Section 6.01(a) or (b):

Pricing Level	Consolidated Adjusted Leverage Ratio	Unused Line Fee (%)	Eurodollar Rate Loans/ Letters of Credit (%)	Base Rate Loans (%)
1	> 3.00:1.00	0.500	1.500	0.250
2	> 2.50:1.00 but < 3.00:1.00	0.400	1.250	0.000
3	> 2.00:1.00 but < 2.50:1.00	0.300	1.000	0.000
4	< 2.00:1.00	0.200	0.750	0.000

and (b) at all times from and after the Tenth Amendment Date until the Eleventh Amendment Date, the following percentages per annum, based upon the Consolidated Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 6.02(a) in conjunction with financial statements provided pursuant to Section 6.01(a) or (b):

Pricing Level	Consolidated Adjusted Leverage Ratio	Unused Line Fee (%)	Eurodollar Rate Loans/ Letters of Credit (%)	Base Rate Loans (%)
1	> 3.00:1.00	0.600	1.750	0.250
2	> 2.50:1.00 but < 3.00:1.00	0.500	1.500	0.000
3	> 2.00:1.00 but < 2.50:1.00	0.400	1.250	0.000
4	< 2.00:1.00	0.300	1.000	0.000

and (c) at all times from and after the Eleventh Amendment Date, the following percentages per annum, based upon the Consolidated Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 6.02(a) in conjunction with financial statements provided pursuant to Section 6.01(a) or (b):

Pricing Level	Consolidated Adjusted Leverage Ratio	Unused Line Fee (%)	Eurodollar Rate Loans/ Letters of Credit (%)	Base Rate Loans (%)
1	> 3.00:1.00	0.650	3.000	0.750
2	> 2.50:1.00 but < 3.00:1.00	0.550	2.500	0.500
3	> 2.00:1.00 but < 2.50:1.00	0.450	2.250	0.250
4	< 2.00:1.00	0.350	2.000	0.000

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) in conjunction with financial statements provided pursuant to Section 6.01(a) or (b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

(b) Section 1.01 shall be further amended by adding the following definition, in appropriate alphabetical order:

“Applicable SLC Rate” means one-half the Applicable Rate for Letters of Credit.

(c) Section 1.01 of the Credit Agreement shall be amended by amending and restating “Consolidated Adjusted Leverage Ratio” to read in full as follows:

“Consolidated Adjusted Leverage Ratio” means, (a) as determined as of any date prior to August 1, 2009, the ratio of (i) Consolidated Funded Indebtedness as of such date plus six (6) times the amount of Lease Expenses for the Subject Period to (ii) Consolidated Adjusted EBITDAR for the Subject Period and (b) as determined as of August 1, 2009 or thereafter, the ratio of (i) Consolidated Funded Indebtedness as of such date plus eight (8) times the amount of Lease Expenses for the Subject Period to (ii) Consolidated Adjusted EBITDAR for the Subject Period.

(d) Section 1.01 of the Credit Agreement shall be further amended by adding the definition “Eleventh Amendment Date”, in appropriate alphabetical order, to read as follows:

“Eleventh Amendment Date” means the “Effective Date” as defined in that Eleventh Amendment to Credit Agreement dated as of July 31, 2009 among the Borrowers and the Lender.

(e) Section 1.01 of the Credit Agreement shall be further amended by amending and restating “Scheduled Maturity Date” to read in full as follows:

“Scheduled Maturity Date” means September 1, 2010.

(f) Section 1.01 of the Credit Agreement shall be further amended by placing the following definitions in appropriate alphabetical order: “Consolidated EBITDA”, “Guarantee”,  “Standby L/C Obligations” and “Subject Period”.

(g) Section 2.03(a)(ii)(B) and (E) of the Credit Agreement shall each be amended by replacing the words “90 days” with “180 days”.

(h) Section 2.03(h)(i) of the Credit Agreement shall be amended and restated  to read in full as follows:

(i) Standby Letters of Credit.  The applicable Borrower shall pay to the Lender a letter of credit fee for each Standby Letter of Credit equal to the Applicable SLC Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Such letter of credit fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand.  If there is any change in the Applicable SLC Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable SLC Rate separately for each period during such quarter that such Applicable SLC Rate was in effect.  Such fees shall be fully earned when paid and are non-refundable.

(i) Section 2.12 of the Credit Agreement shall be amended and restated to read in full as follows:

2.12 Option to Increase Commitment.  From and after the Tenth Amendment Date, the Company may, upon written notice to the Lender, on not more than two occasions, request an increase in the Commitment by up to $20,000,000 in the aggregate.  Upon approval of such request by the Lender, in its sole discretion, the Commitment shall be increased by the amount specified in such notice, not to exceed $20,000,000 in the aggregate for all such requests together, effective as of the date specified in such request (not to be earlier than three Business Days after the date such request is approved by Lender) (the “Increase Effective Date”).  As conditions precedent to any such increase, the Company shall deliver to the Lender (i) a certificate of the Company signed by a Responsible Officer of the Company in the form of Exhibit F hereto and attaching the resolutions adopted by each Loan Party approving or consenting to such increase or authorizing a Responsible Officer of the Company to approve such increase and (ii) an upfront expansion fee equal to 0.125% times the amount of the requested increase in Commitment.

(j) Section 7.06(e) of the Credit Agreement shall be amended and restated to read in full as follows:

(e) the Company may purchase, redeem or otherwise acquire shares of its capital stock for cash, in an aggregate amount not to exceed, (i) for all such purchases, redemptions and other acquisitions together occurring from and after the Second Amendment Date until the Fifth Amendment Date, the amount of $110,000,000, (ii) for all such purchases, redemptions and other acquisitions together occurring from and after the Fifth Amendment Date until the Eleventh Amendment Date, the amount of $175,000,000, and (iii) for all such purchases, redemptions and other acquisitions together occurring from and after the Eleventh Amendment Date, the amount of $75,000,000; provided, in each case that after giving effect to such proposed action, no Default would exist.

(k) Section 7.11(c) of the Credit Agreement shall be amended and restated to read in full as follows:

(c) Consolidated Adjusted Leverage Ratio.  Permit the Consolidated Adjusted Leverage Ratio, (i) at any time prior to the Second Amendment Date, to be greater than 3.00:1.00, (ii) at any time from and after the Second Amendment Date and prior to August 1, 2009, to be greater than 4.00:1.00, and (iii) thereafter, to be greater than 3.50:1.00.

(l) Schedule 2 to Exhibit C to the Credit Agreement shall be amended and restated in the form attached hereto as Annex I.

(m) Schedule 5.14 to the Credit Agreement shall be amended and restated in the form attached hereto as Annex II.

4. Representations and Warranties.  Each Borrower hereby represents and warrants to the Lender as follows:

(a) No Default has occurred and is continuing.

(b) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c) The Amendment Documents constitute the legal, valid and binding obligations of the Borrowers party thereto, enforceable against each such Borrower in accordance with their respective terms, without defense, counterclaim or offset.

(d) All representations and warranties of the Borrowers contained in Article V of the Credit Agreement are true and correct on and as of the Effective Date, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case they are true and correct as of such earlier date.

(e) Each Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Lender or any other Person.

(f) There has occurred since January 31, 2009 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(g) The Obligations of each Borrower under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

5. Effective Date.

(a) This Amendment will become effective as of the date shown first above (the “Effective Date”), provided each of the conditions precedent set forth in this Section 5 has been satisfied:

(i) The Lender shall have received from each Borrower a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to this Amendment.

(ii) The Lender shall have received from the Company a certificate signed by the assistant secretary of each Borrower in form and substance satisfactory to the Lender, and certifying evidence of the authorization of the execution, delivery and performance by each Borrower of the Amendment Documents to which it is party.

(iii) The Lender shall have received such documents and certifications as the Lender may reasonably require to evidence that each Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iv) The Borrowers shall have paid (A) to the Lender an upfront fee of 0.125% times the Commitment, and (B) to the Lender’s counsel, all reasonable attorneys’ fees and expenses incurred by the Lender in connection with the development, preparation, negotiation and delivery of this Amendment and the other Amendment Documents.

(v) The Lender shall have received, in form and substance satisfactory to it, such additional approvals, consents, opinions, documents and other information as the Lender shall request.

(b) From and after the Effective Date, the Credit Agreement is amended as set forth, herein.  Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

6. Reservation of Rights.  Each Borrower acknowledges and agrees that neither the execution nor the delivery by the Lender of this Amendment shall (a) be deemed to create a course of dealing or otherwise obligate the Lender to execute similar amendments under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Lender with respect to any term or provision of any Loan Document (including any term or provision relating to the occurrence of a Material Adverse Effect).

7. Miscellaneous.

(a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

(c) THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 9.19, 9.20 and 9.23 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE, WAIVER OF RIGHT TO TRIAL BY JURY AND JUDICIAL REFERENCE, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and the receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of a Borrower shall bind such Borrower with the same force and effect as the delivery of a hard copy original.  Any failure by the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Lender.

(e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment supersedes all prior drafts and communications with respect thereto.  This Amendment may not be amended except in accordance with the provisions of Section 9.01 of the Credit Agreement.

(f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(g) Each Borrower covenants to pay to or reimburse the Lender, upon demand, for all reasonable fees and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment and the other Amendment Documents.

(h) This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE GYMBOREE CORPORATION, as a Borrower

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	C.O.O. - C.F.O.

GYMBOREE MANUFACTURING, INC., as a Borrower

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	C.O.O. - C.F.O.

GYM-MARK, INC., as a Borrower

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	C.O.O. - C.F.O.

GYMBOREE RETAIL STORES, INC., as a Borrower

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	C.O.O. - C.F.O.

GYMBOREE PLAY PROGRAMS, INC., as a Borrower

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	C.O.O. - C.F.O.

Signature Page One to Eleventh Amendment to Credit Agreement

GYMBOREE OPERATIONS, INC., as a Borrower

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	C.O.O. - C.F.O.

GYMBOREE, INC. (CANADA), as a Borrower

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	C.O.O. - C.F.O.

Signature Page Two to Eleventh Amendment to Credit Agreement

LENDER BANK OF AMERICA, N.A., as the Lender

By:	/s/ David Leimsieder
Name:	David Leimsieder
Title:	Senior Vice President

Signature Page Three to Eleventh Amendment to Credit Agreement

ANNEX I

For the Quarter/Year ended ___________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(b) — Consolidated Asset Coverage Ratio

A. Current Assets determined as of Statement Date:

1. Cash:	$

2. Marketable Securities:	$

3. Trade Accounts Receivable:	$

4. Inventory:	$

5. Current Assets (I.A.1 + 2 + 3 + 4):	$

B. Current Liabilities as of Statement Date	$

C. Outstanding Amounts as of Statement Date (without duplication to I.B):	$

D. Consolidated Asset Coverage Ratio (I.A.5 ÷ (I.B + I.C)):		______to 1.00

Minimum Required: 1.00:1.00

II.	Section 7.11(c)/Applicable Rate — Consolidated Adjusted Leverage Ratio.

A. Consolidated Adjusted EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:	$

2. Consolidated Interest Charges for Subject Period:	$

3. Provision for income taxes payable during Subject Period:	$

4. Depreciation expense for Subject Period:	$

5. Amortization expense for Subject Period:	$

6. Non-cash expenses recognized by the Company during the Subject Period in connection with the issuance of stock options and other equity interests in the Company in consideration of employee services:
$

7. Losses during the Subject Period resulting solely from the UK Dispositions and included in the calculation of Consolidated Net Income in Line II.A.1:	$

8. Consolidated Adjusted EBITDA for Subject Period (II.A.1 + 2 + 3 + 4 + 5 + 6 + 7):	$

B. 1. Lease Expenses for Subject Period:	$

2. Consolidated Adjusted EBITDAR for Subject Period (II.A.8 + II.B.1):	$

C. Consolidated Funded Indebtedness at Statement Date:	$

D. Lease Expenses for Subject Period:	$

E. 8 × II.D (or, for any Statement Date prior to August 1, 2009, 6 × II.D):	$

F. Consolidated Leverage Ratio ((II.C+II.E) ÷ II.B.2): Maximum permitted:		_____ to 1.00

(1) At any time prior to the Second Amendment Date:		3.00:1.00

(2) At any time from and after the Second Amendment Date and prior to August 1, 2009:		4.00:1.00

(3) Thereafter:		3.50:1.00

III.	Section 7.12 -- Capital Expenditures.

A. Capital expenditures made during fiscal year to date:	$

B. Maximum permitted capital expenditures for fiscal year:	$

C. Excess (deficiency) for covenant compliance (Line III.B less III.A):	$

ANNEX II

SCHEDULE 5.14

SUBSIDIARIES
AND OTHER EQUITY INVESTMENTS

Part(i).	Subsidiaries.

1.	Gymboree Manufacturing, Inc.

2.	Gym-Mark, Inc.

3.	Gymboree Retail Stores, Inc.

4.	Gymboree Island, LLC

5.	Gym-Card, LLC

6.	Gymboree Play Programs, Inc.

7.	Gymboree Operations, Inc.

8.	Gymboree, Inc. (Canada)

9.	Gymboree Industries Limited

Part(ii).	Other Equity Investments.

None.